Exhibit 23.1

CONSENT OF INDEPENDENT AUDITORS
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-220469, 333-83206, 333-68438, 333-68460, 333-132388, 333-143574) of White Mountains Insurance Group, Ltd. of our report dated March 30, 2020 relating to the financial statements of QL Holdings, LLC, which appears in this Form 10-K/A.
/s/ PricewaterhouseCoopers LLP
Boston, Massachusetts
March 30, 2020